UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

Voting Results.
At the 2016 Annual Meeting of Shareholders of Analog Devices, Inc. (the “Company”), held on March 9, 2016, the proposals listed below were submitted to a vote of our shareholders. The proposals are described in our definitive proxy statement for the Annual Meeting.

Proposal 1 – The election of ten nominees to our Board of Directors each for a term expiring at the next annual meeting of shareholders.

The ten (10) nominees named in the definitive proxy statement were elected to serve as directors until our 2017 annual meeting of shareholders. Information as to the vote on each director standing for election is provided below:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Ray Stata	259,123,749	1,640,648	114,452	18,461,366
Vincent Roche	259,998,312	760,421	120,116	18,461,366
Richard M. Beyer	260,277,822	470,359	130,668	18,461,366
James A. Champy	257,691,461	2,962,159	225,229	18,461,366
Bruce R. Evans	260,277,874	471,453	129,522	18,461,366
Edward H. Frank	259,297,201	1,339,893	241,755	18,461,366
John C. Hodgson	258,876,395	1,760,263	242,191	18,461,366
Neil Novich	259,794,417	835,010	249,422	18,461,366
Kenton J. Sicchitano	257,629,714	2,996,361	252,774	18,461,366
Lisa T. Su	260,203,102	438,301	237,446	18,461,366

Proposal 2 – The approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our proxy statement.

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
255,189,961	4,255,414	1,433,474	18,461,366

Proposal 3 – The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 29, 2016.

The shareholders ratified the Company’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 29, 2016. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
274,027,996	5,183,772	128,447

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2016	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Chief Legal Officer and Secretary